UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 16, 2023 (August 10, 2023)

DRAFTKINGS INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction
of incorporation)

001-41379
(Commission
File Number)

87-2764212
(IRS Employer
Identification No.)

222 Berkeley Street, 5th Floor
Boston, MA 02116
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (617) 986-6744

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	DKNG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Departure of Chief Accounting Officer

On August 10, 2023, Erik Bradbury, DraftKings Inc.’s (“DraftKings” or the “Company”) Chief Accounting Officer and principal accounting officer, announced his intent to leave the Company, effective September 8, 2023. The departure was not a result of any disagreement on any matter relating to DraftKings’ accounting practices, operations or policies.

Effective as of Mr. Bradbury’s departure, Jason Park, the Company’s Chief Financial Officer and principal financial officer, will serve as the Company’s principal accounting officer in addition to his current role as Chief Financial Officer and principal financial officer. Mr. Park’s biographical information can be found in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2023 (the “Proxy Statement”).

No new compensatory arrangements were entered into with Mr. Park in connection with his planned role as principal accounting officer. There are no related party transactions involving Mr. Park that are reportable under Item 404(a) of Regulation S-K, except as described in the Proxy Statement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 16, 2023

DRAFTKINGS INC.

By:	/s/ R. Stanton Dodge
Name:	R. Stanton Dodge
Title:	Chief Legal Officer and Secretary